Power of Attorney. The undersigned hereby constitutes
and appoints Kurt Kalbfleisch, Jenny Yeh and
Denise Garrett with full power of substitution,
the undersigned's true and lawful attorney-in-fact to:
(1) prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the U.S. Securities
and Exchange Commission (the SEC) a Form ID, including
amendments thereto, and any other documents necessary
or appropriate to obtain codes and passwords enabling
the undersigned to make electronic filings with the SEC
of reports required by Section 16(a) of the Securities
Exchange Act of 1934 or any rule or regulation of the
SEC;
(2) execute for and on behalf of the undersigned,
in the undersigned's capacity as
an officer and/or director of Sphere 3D Corp.
(the Company), Forms 3, 4,
and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934
and the rules thereunder;
(3) do and perform any and all acts for and on
behalf of the undersigned which
may be necessary or desirable to complete
and execute any such Form 3, 4, or 5,
complete and execute any amendment or
amendments thereto, and timely file such
forms with the SEC and any stock exchange
or similar authority; and
(4) take any other action of any type
whatsoever in connection with the foregoing
which, in the opinion of such attorney-in-fact,
may be of benefit to, in the best
interest of, or legally required by, the
undersigned, it being understood that the
documents executed by such attorney-in-fact on
behalf of the undersigned pursuant
to this Power of Attorney shall be in such form
and shall contain such terms and
conditions as such attorney-in-fact may approve
in such attorney-in-fact's discretion.
The undersigned hereby grants to such
attorney-in-fact full power and authority
to do and perform any and every act and thing
whatsoever requisite, necessary,
or proper to be done in the exercise of any of
the rights and powers herein
granted, as fully to all intents and purposes
as the undersigned might or
could do if personally present, with
full power of substitution or revocation,
hereby ratifying and confirming all that
such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes,
shall lawfully do or cause to be done by
virtue of this power of attorney and the rights
and powers herein granted. The undersigned
acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity
at the request of the
undersigned, are not assuming, nor is the
Company assuming, any of
the undersigned's responsibilities
to comply with Section 16 of
the Securities Exchange Act of 1934.
This Power of Attorney shall remain in
full force and effect until the undersigned
is no longer required to file Forms 3, 4,
and 5 with respect to the undersigned's
holdings of and transactions
in securities issued by the Company,
unless earlier revoked by the
undersigned in a signed writing delivered
to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has
caused this Power of
Attorney to be executed as of this 14th day
of November 2018.
Signature:  /s/Joseph O'Daniel
Print Name: Joseph O'Daniel